Exhibit 99.1

FIDELITY D&D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: June 26, 2015

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

THIS AGREEMENT is made this 26th day of June, 2015, between Fidelity D& D Bancorp, Inc. ("Corporation") and The Fidelity Deposit and Discount Bank ("Bank"), whose primary place of business is at Blakely and Drinker Streets, Dunmore, PA 18512 and Eugene J. Walsh ("Executive"), an individual residing at 6 Cartel Lane, Spring Brook, PA 18444 (collectively, the "Parties”; individually, a "Party").

WITNESSETH:

WHEREAS, the Corporation is a bank holding company;

WHEREAS, the Bank is a subsidiary of the Corporation;

WHEREAS, any reference to "Corporation" in this Agreement shall mean Corporation and Bank, jointly and severally;

WHEREAS, Executive has been employed by the Bank as Executive Vice President and Chief Risk Officer; and

WHEREAS, the purpose of this Agreement is to define certain severance benefits that will be paid by the Corporation in the event of a Change in Control (as defined herein) or in the event that Executive is terminated without cause;

WHEREAS, this Agreement is not intended to affect, nor does it affect, Executive's employment, status, namely that he is an at will employee.

NOW THEREFORE, in consideration of Executive's service to the Bank and Corporation and of the mutual covenants, undertakings and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1. TERM. The term of the Agreement shall be effective as of the date written above, and shall continue until either Executive, on one hand, or Corporation and/or Bank on the other hand, gives the other written notice of termination of Executive’s at-will employment, with or without cause; provided, however, that during the period of time between the execution of an agreement to effect a Change in Control (as defined herein) and the actual Date of Change in Control (as defined herein), termination of Executive's employment shall only be for Cause (as defined herein).

2. DEFINITION OF CAUSE. The term "Cause" shall be defined, for purposes of this Agreement, as the occurrence of one or more of the following:

(a) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of fraud, theft, embezzlement, perjury, misrepresentation, falsehood or a crime involving moral turpitude, unlawful use of alcohol, controlled substances or other drugs, or the actual incarceration of Executive;

(b) Executive's failure to follow the good faith lawful instructions of the President/CEO of Bank or of Corporation, or their respective Board of Directors, with respect to their operations;

(c) Executive's malfeasance or willful failure to substantially perform any of Executive's material duties to Corporation or Bank, or, other than a failure resulting from Executive's incapacity because of physical or mental illness;

(d)  Executive’s gross misconduct or material violation of any of the provisions of this Agreement;

(e) dishonesty, disloyalty or gross negligence of the Executive in the performance of his/her duties;

(f) Executive's removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act, by the Pennsylvania Department of Banking, or by any court or other state or federal regulatory agency with legal authority to act pursuant to law, or by correspondence from the Bank’s regulators instructing the Bank to terminate or remove the Executive;

(g) conduct by the Executive which brings or may be reasonably expected to bring public disrepute or discredit to Corporation or Bank and/or which results in or may be reasonably expected to result in material financial, reputational or other harm to the Corporation or Bank generally or with any of their respective customers, depositors, business associates, Executives, contractors or vendors;

(h) Executive's unlawful or improper activities at or with Corporation or Bank for personal profit, or breach of or involving any fiduciary duty owed to Corporation or Bank or depositors or customers of Corporation/Bank or done for, or with the result of, or involving, personal profit;

(i) unlawful or improper harassment by Executive against any employee, customer, business associate, contractor or vendor of Corporation or Bank, or other, similar conduct violative of the law or of Corporation’s or Bank’s or Corporation’s written policies or rules;

(j) the willful violation by the Executive of any provision of this Agreement, including but not limited to  the provisions of Sections 8, 9, 10, or 11 hereof;

(j) the violation of any law, rule or regulation governing banks or bank officers, or any Bank or Corporation policy, or receipt of any and desist order issued by a bank regulatory authority or a court which has proper jurisdiction directly or indirectly against Executive or Bank or Corporation because of some action, inaction or conduct of or by Executive; or

(k) theft or abuse by Executive of the Corporation's or Bank's property or the property of Corporation's or Bank's customers, employees, contractors, vendors, or business associates;

(l)  any act of fraud, misappropriation or personal dishonesty;

(m) insubordination; or

(n)  the existence of any material conflict between the interests of the Corporation or Bank and the Executive that is not immediately disclosed in writing by the Executive to the Corporation and Bank when first known to him and approved in writing by the Boards of Directors of Corporation and Bank.

3. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, the term "Change in Control" (other than one occurring by reason of an acquisition of Bank or Corporation by Executive) shall be deemed to have occurred if the Board of Directors of Corporation or Bank certifies on an objective basis that one of the following has occurred:

(a) a sale or other transfer, within a period of twelve months, of ownership of more than fifty percent (50%) of the total gross fair market value of the assets of Corporation and/or Bank to any individual, corporation, partnership, trust or other entity or organization ("Person") or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by or under common control with Corporation or Bank;

(b) any Person or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by or under common control with Corporation or Bank, acquires ownership of stock in Corporation, that together with stock held by such Person or group, constitutes more than 50 percent (50%) of the total fair market value or total voting power of the stock of Corporation, provided such Person or group did not own more than 50 percent (50%) of the total fair market value or total voting power of the stock of Corporation prior to such acquisition; or

(c) the replacement of a majority of members of Corporation's Board of Directors over any period of one year or less by directors whose appointment or election is not endorsed by a majority of the members of Corporation's Board of Directors prior to the date of the appointment or election.

4. DEFINITION OF DATE OF CHANGE IN CONTROL. For purposes of this Agreement, the "Date of Change in Control" shall mean:

(a) the date of the closing of an agreement resulting in the transfer of fifty percent (50%) or more of the total gross fair market value of the assets of Corporation and/or Bank, within a period of twelve months, to any individual, corporation, partnership, trust or other entity or organization ("Person") or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by or under common control with Corporation or Bank;

(b) the date on which any Person or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by or under common control with Corporation or Bank, acquires ownership of stock in Corporation, that together with stock held by such Person or group, constitutes more than 50 percent (50%) of the total fair market value or total voting power of the stock of Corporation, provided such Person or group did not own more than 50 percent (50%) of the total fair market value or total voting power of the stock of Corporation prior to such acquisition; or

(c) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank and Corporation under Section 3(c) hereof and the replacement directors otherwise approved under Section 3(c) cease to be a majority within a one year period.

5. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL.

A termination of employment shall be deemed to occur if, within one hundred eighty (180) days following a Change in Control (as defined in Section 3 of this Agreement), any of the following events occur:

(a) any involuntary termination of Executive's employment (other than for a disability wherein Executive is unable to perform all of his essential job functions, taking into account any reasonable accommodations);

(b) any involuntary material reduction in Executive's title, responsibilities (including reporting responsibilities), or authority, as such existed as of the Date of Change of Control ;

(c) the assignment to Executive of substantial duties which are materially inconsistent with Executive's office on the Date of Change in Control, or as have been increased from time to time after the Change in Control, unless Executive has voluntarily consented to such assignments;

(d) any involuntary reassignment of Executive to a principal office location greater than fifty (50) miles from the location of Executive's principal office on the Date of the Change in Control;

(e) any material reduction (i.e., defined for this purpose as a reduction of ten percent (10%) or more) in Executive's Annual Base Salary in effect on the Date of the Change in Control, unless Executive has voluntarily consented to such reduction; or

(f) any failure to provide Executive with benefits that, overall, are materially comparable to those enjoyed by Executive under Corporation's or Bank's retirement or pension, life insurance, medical, health and accident, disability and other employee benefit plans in which Executive participated at the time of the Change in Control, or the taking of any action that would, overall, materially reduce such benefits in effect as of the Date of Change in Control unless such reduction is part of a reduction applicable to all Bank employees or all Bank executives.

In the event of a Change of Control, Executive, at his option exercisable within 180 days after such Change in Control first occurred, shall provide the Corporation and Bank and/or its/their successors or assigns notice of the existence of the condition which Executive believes constitutes a breach of its/their obligation(s) and provide the Corporation and Bank and/or its/their successors or assigns thirty (30) days in which to cure such condition.  In the event that the Corporation and Bank and/or its/their successors or assigns disagrees that a breach has occurred or otherwise does not cure the condition alleged to have caused the breach within thirty (30) days of such notice, Executive may resign from employment with Corporation and Bank and/or its/their successors or assigns (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to Corporation and Bank and/or its/their successors or assigns and the provisions of Section 6 of this Agreement shall apply; provided, however, that notwithstanding the foregoing, no benefits shall be payable to Executive under this Section 5 unless Executive actually terminates his/her employment within two years after the Date of Change in Control.

6. PAYMENTS UPON TERMINATION. In the event that Executive delivers a Notice of Termination to Corporation and Bank (as defined in Section 5 of this Agreement), and the requirements of Section 5 hereof are otherwise satisfied, Executive shall be entitled to receive the compensation and benefits set forth below:

Corporation and/or Bank shall pay Executive a lump sum amount within thirty (30) days following the date of Executive's termination, which shall be paid in the aggregate amount equal to and no greater than 1.0 times the Executive's Annual Base Salary, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive immediately prior to the Date of Change of Control, to the extent such benefits remain available under the terms of any applicable contracts or policies. To the extent such benefits are unavailable, Executive shall receive comparable coverage on an individual policy basis, limited to aggregate payments for such coverage not exceeding the applicable dollar limitation under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") for the year in which Executive terminates employment. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest, as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

7. RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT ABSENT CHANGE IN CONTROL. In the event that Executive's employment is involuntarily terminated by Corporation and/or Bank without Cause, as defined in Section 2 of this Agreement, and no Change in Control has occurred at the date of such termination, Corporation and Bank shall pay Executive an amount equal to and no greater than six months of Executive's Annual Base Salary, which shall be payable in one lump sum within thirty (30) days of such termination and shall be subject to federal, state and local tax withholdings.

In addition, for a period of six (6) months from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment to the extent such benefits remain available under the terms of any applicable contracts or policies. To the extent such benefits are unavailable, Executive shall receive comparable coverage on an individual policy basis, limited to aggregate payments for such coverage not exceeding the applicable dollar limitation under Section 402(g)(1)(B) of the Code for the year in which Executive terminates employment.

8. NON-SOLICITATION.

(a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation and Bank and accordingly agrees that, for a period of one (1) year after the termination of employment with the Corporation or the Bank not attributable to a Change in Control, regardless of the reason therefor, Executive shall not:

 (i) directly or indirectly solicit persons or entities who were customers or referral sources of Corporation, Bank or their subsidiaries within one (1) year of Executive's termination of employment, to become a customer or referral source of a person or entity other than Corporation, Bank or their respective subsidiaries;

  (ii) directly or indirectly solicit employees of Corporation, Bank or their respective subsidiaries who were employed within two (2)  years of Executive's termination of employment, to work for anyone other than Corporation, Bank or their respective subsidiaries.

(b) It is expressly understood and agreed that, although Executive and Corporation and Bank consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of their respective corporate and fiduciary duties to preserve fully or as much and best as reasonably possible at any time the goodwill and proprietary rights of Corporation and Bank and their subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or any restriction contained in Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 8(a) hereof shall not be rendered void but shall be deemed amended to apply as to such conditions to such other extent as such court may judicially determine or indicate to be reasonable.

(c) Executive’s unconditional agreement to fully comply with the restrictions set forth in this Paragraph 8(a), above, following termination of his/her employment by the Corporation and/or Bank for any reason, is in exchange for the Corporation and Bank entering into this written agreement setting forth their obligations to him as terms and conditions of his employment.  Executive acknowledges that said consideration so provided to him/her by Corporation and Bank is good and sufficient for his/her acceptance of the terms of this Agreement, including, without limitation, the Non-Solicitation Restrictions set forth in this Paragraph 8(a), and is binding on him/her.

9. UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Corporation and Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of Corporation and Bank, any trade secrets (as defined by law) or any material confidential information obtained by him while in the employ of Corporation and Bank with respect to any of

Corporation's and Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Corporation or Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Corporation and Bank or any information that must be disclosed as required by law.

10. WORK MADE FOR HIRE. Any work performed by Executive under this Agreement should be considered a "Work Made for Hire" as the phrase is defined by the Copyright Act of 1976, and shall be owned by and for the express benefit of Corporation, Bank and/or their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, Executive agrees to and does hereby assign to Corporation, Bank, and/or their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

11. RETURN OF COMPANY PROPERTY AND DOCUMENTS. Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Corporation, Bank and, as applicable, their subsidiaries and affiliates, any and all of its/their property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or print or electronic reproductions of any of the aforementioned items developed or obtained by Executive during the course of his employment.

12. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of Corporation and Bank, in the case of notices to Corporation and Bank.

13. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Corporation and Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. ASSIGNMENT. This Agreement shall not be assignable by any party, except by Corporation and Bank to any successor in interest to their respective businesses.

15. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to any change in control or severance benefit, or with respect to any other aspect of Executive's employment, and this Agreement contains all the covenants and agreements between the parties with respect to Executive's employment.

16. NO EMPLOYMENT CONTRACT. This Agreement is not an employment contract. Nothing contained herein shall guarantee or assure Executive of continued employment by Corporation/Bank. Rather, Corporation's/Bank’s obligations to Executive hereunder shall arise only if Executive continues to be employed by Corporation and/or Bank in his present or in a higher capacity and, then, only in the event the conditions described herein for payment to Executive have been met.

17. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

18.     SUCCESSORS. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure by Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 7 of this Agreement shall apply. As used in this Agreement, “Corporation” and “Bank” shall mean Corporation and Bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

19. ARBITRATION. Corporation, Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 8, 9, 10, or 11 which may be litigated in court, including an action for injunction or other relief) are to be submitted for resolution, in Lackawanna County, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation and Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 8, 9, 10, or 11 of this Agreement, including an action for injunction or other relief.

20. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

21. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

22. NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, set-off, counterclaim, charge, pledge or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary to affect such action shall be null and void, and of no effect.

23. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

24. ANNUAL BASE SALARY. For purposes of this Agreement, Annual Base Salary means Executive's annualized current compensation, without regard to bonuses, retirement and other cash or non-cash benefits.

25. SECTION 409A.

(a) If when Executive’s employment terminates, Executive is a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), then despite any provision of this Agreement or other plan or agreement to the contrary, Executive will not be entitled to the payments until the earliest of: (a) the date that is at least six months after Executive’s separation from service (within the meaning of Code Section 409A) for reasons other than Executive’s death, (b) the date of Executive’s death, or (c) any earlier date that does not result in additional tax or interest to Executive under Code Section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to Executive in a single lump sum with any remaining payments to commence in accordance with the terms of this Agreement or other applicable plan or agreement.

(b) Any payments made pursuant to this Agreement, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

(c) The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A. Any terms not specifically defined shall have the meaning as set forth in Section 409A.

(d) Notwithstanding the foregoing, no payment shall be made pursuant to Paragraph 6 unless such termination of employment is a “separation of service” as defined in Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Fidelity D&D Bancorp, Inc.

/s/ Daniel J. Santaniello
By Daniel J. Santaniello
Daniel J. Santaniello
President & Chief Executive Officer

The Fidelity Deposit and Discount Bank

/s/ Daniel J. Santaniello
By Daniel J. Santaniello
Daniel J. Santaniello
President & Chief Executive Officer

Executive

/s/ Eugene J. Walsh
By Eugene J. Walsh
Eugene J. Walsh
Executive Vice President
Chief Credit & Risk Officer